Exhibit 99.2
PowerSecure Announces Stock Repurchase Program
Wake Forest, N.C. — November 3, 2011 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that its Board of Directors has authorized a stock repurchase program of up to $5 million of the Company’s common stock. Repurchases of shares can be made from time to time in open market purchases or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined in the discretion of the Company’s management based on its evaluation of market conditions and other factors. The stock repurchase program does not obligate the Company to repurchase any minimum number of shares.
The stock repurchase program may continue for a period of up to 24 months, although it may be suspended, discontinued, renewed or extended at the discretion of the Board of Directors. Any repurchased shares will be cancelled and restored to the status of authorized but unissued shares, available for future issuance. The Company expects to fund the repurchase program using the Company’s cash on hand and working capital. As of November 1, 2011, the Company had approximately 18,965,612 shares of common stock outstanding.
Sidney Hinton, PowerSecure’s Chief Executive Officer, said, “Our strong balance sheet and cash position, which was further enhanced by the monetization of our non-core assets earlier in the year, provides us with the opportunity to repurchase PowerSecure shares as a long-term investment. We are very pleased to be in the terrific position of being able to repurchase stock, and at the same time continue to fund high-return capital investments in our business in support of our growth opportunities and objectives.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities which are available through its EnergyLite business unit. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of any stock which may or may not be repurchased as discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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